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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


                In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Mace Security International, Inc., and further agree that this Agreement shall be included as an exhibit to such joint filings.

                The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one and the same agreement.



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                IN WITNESS WHEREOF, the undersigned, being duly authorized, hereby execute this Agreement as of the 27th day of June, 2000.

                                   MILLENNIA CAR WASH, LLC

                                   By: /s/ Russell B. Geyser
                                      ------------------------------------------
                                      Russell B. Geyser
                                      President and Chief Executive Officer


                                   EXCEL LEGACY CORPORATION

                                   By: /s/ Richard B. Muir
                                      ------------------------------------------
                                      Richard B. Muir
                                      Executive Vice President,
                                      Chief Operating Officer
                                      and Secretary


                                   G II VENTURES, LLC

                                   By:    Russell B. Geyser I, LLC,
                                          its Managing Member

                                          By:  /s/ Russell B. Geyser
                                             -----------------------------------
                                             Russell B. Geyser
                                             Managing Member


                                   RUSSELL B. GEYSER I, LLC

                                   By:  /s/ Russell B. Geyser
                                      ------------------------------------------
                                      Russell B. Geyser
                                      Managing Member


                                   OSCAR JOSEPH HOLDINGS, LLC

                                   By:  /s/ William Gustafson
                                      ------------------------------------------
                                      William Gustafson
                                      Managing Member


                                   /s/ Russell B. Geyser
                                   ---------------------------------------------
                                   RUSSELL B. GEYSER

                                   /s/ William Gustafson
                                   ---------------------------------------------
                                   WILLIAM GUSTAFSON